     BB&T Corporation to hold Annual Investor and Analyst Conference Webcast

          WINSTON-SALEM, N.C., Feb. 18 /PRNewswire-FirstCall/ -- BB&T Corporation (NYSE: BBT) will host its annual investor and analyst conference on Feb. 19, from 8:00 a.m. to 3:00 p.m. (EST). The purpose will be to provide information to investors and potential investors about BB&T Corporation, including the company's operations, financial performance and future strategies. The event will be accessible on the Internet via the Investor Relations section of the BB&T website at www.BBandT.com/investor/ or at the website http://www.videonewswire.com/event.asp?id=20421. A replay of the event will also be available at www.BBandT.com/investor/ until 5:00 p.m. on Feb. 27.

          Winston-Salem-based BB&T Corporation operates more than 1,350 banking offices in the Carolinas, Georgia, Virginia, Maryland, West Virginia, Kentucky, Tennessee, Florida, Alabama, Indiana and Washington, D.C. With $90.5 billion in assets as of Dec. 31, BB&T Corporation is the nation’s 13th largest financial holding company. BB&T was named in 2003 to the Forbes Platinum 400 list of America’s “Best Big Companies” for the fourth year in a row.

          BB&T and its subsidiaries offer full-service commercial and retail banking and additional financial services such as insurance, investments, retail brokerage, corporate finance, international banking, leasing and trust. More information is available at www.BBandT.com.

Contact:   Tom Nicholson, Senior Vice President, BB&T Investor Relations, 336-733-3058.